ADVANCED ID CORPORATION
               AUTHORIZED DISTRIBUTOR AGREEMENT


This Authorized Distributor Agreement, along with any written purchase orders ("Purchase Orders") executed hereunder (collectively, the "Agreement") made this 6th day of January, 2004, by and between Trace Australia Pty Ltd. (a Victoria corporation) having the principal address of 136 Victoria Avenue, Albert Park, Victoria, 3206, Australia, (hereinafter collectively called DISTRIBUTOR) and Advanced ID Corporation (a South Dakota corporation) having a principal address at 6143 - 4 Street SE, Suite #14, Calgary, Alberta, Canada, T2H 2H9 (hereinafter called 'AID').

WHEREAS AID manufactures supplies and/or licenses certain radio frequency identification ("RFID") products, software (the "Software"), equipment and services (hereinafter collectively called "PRODUCTS");

WHEREAS, Distributor desires to partner and team with AID to market, promote and promulgate said PRODUCTS throughout the TERRITORY (as defined) for the parties mutual benefit; and

WHEREAS, Distributor proposes and desires to use its best efforts and resources to actively promote remarket, resell and/or sublicense said PRODUCTS to end-users in the TERRITORY.

NOW, THEREFORE, in consideration of the terms, mutual promises and agreements contained herein, the parties to hereby agree as follows:

Distributor License Terms

1.1	AID hereby grants, and DISTRIBUTOR accepts, a limited, non-
transferable, revocable license to resell, support and sublicense the PRODUCTS in accordance with the terms and conditions of this Agreement and solely within the TERRITORY. The "TERRITORY" shall consist of the specific geographic area detailed in Appendix C attached hereto. The TERRITORY may be revised by the agreement of both parties or by necessity. If by necessity, changes to the definition of TERRITORY should be effectuated by delivering a written Notice (as defined) to that effect either by hand delivery or via mail; such Notice to be delivered at least sixty (60) days before such revision is to take affect.

The resale support and/or sublicensing of the PRODUCTS shall only be done by use of a Software Sublicense and Product Sales Agreement (the "Sales Agreement") between DISTRIBUTOR and the purchasing entity in the TERRITORY (the "Purchaser(s)"). Such Sales Agreement to include substantially similar terms and conditions as those detailed and attached hereto as Appendix A, with no less protection of AID intellectual property than is afforded thereby.



Purchase Commitments, Pricing, Marketing, Sales and Support

Purchase Commitment

The RESELLER hereby commits to purchase order and pay for, at a minimum, the following amounts of PRODUCTS from AID in accordance with the corresponding timelines:

To be mutually agreed upon by both parties. (U.S. $T.B.D.) of PRODUCTS from AID before Year One (hereinafter "Contract Period One").
To be mutually agreed upon by both parties. (U.S. $T.B.D.) of PRODUCTS from AID between Year One and Year Two (hereafter "Contract Period Two").
To be mutually agreed upon by both parties. (U.S. $T.B.D.) of PRODUCTS from AID between Year Two and Year Three (hereafter "Contract Period Three").

Pricing

The DISTRIBUTOR may purchase PRODUCTS (and any required licenses thereto) of AID at the prices and upon the terms and conditions specified in the price lists and bulletins published by AID, which price lists and bulletins may be revised from time to time by AID upon notice to DISTRIBUTOR. The DISTRIBUTOR will be accorded such discounts or terms and conditions as the parties may from time to time mutually agree upon.

The parties agree that DISTRIBUTOR shall use Purchase Orders to purchase PRODUCTS (and any required licenses thereto) from AID. A Purchase Order, when signed by both parties, may contain terms and conditions mutually agreed upon by the parties that may supersede the terms and conditions of this Agreement for the specific sale of PRODUCTS (and any required licenses thereto) that the Purchase Order covers, however, Purchase Orders shall not amend this Agreement unless expressly designed to. Unless otherwise specified in a Purchase Order, payments thereon shall be net thirty (30) days from the invoice date, with a two percent (2%) discount applied to all payments received within 10 days of the invoice date.

DISTRIBUTOR shall be solely responsible for the pricing extended to, the invoicing of and collection of payment from the Purchaser. Nothing in this Subsection 2.2.3 shall be construed to condition payment to AID under a Purchase Order on the payment from a Purchaser to DISTRIBUTOR.

Marketing, Sales and Support Provisions

The DISTRIBUTOR agrees to use its best efforts to promote, re-market, resell and/or sublicense the PRODUCTS to the Purchasers in the TERRITORY, and periodically provide AID with written progress reports on such efforts in a format that is prescribed by and acceptable to AID.

The DISTRIBUTOR agrees to pay all of its expenses incurred in the performance of this Agreement, provided, however, that AID may reimburse the DISTRIBUTOR, at AID sole discretion, for certain expenses previously approved in writing.

AID agrees to cooperate with and assist where it can in DISTRIBUTOR'S promotions, marketing, sales and sublicensing efforts. AID will use commercially reasonable efforts to provide non-warranty technical assistance by telephone, (8:00 am to 5:00 pm, United States Mountain Time, Monday through Friday, excluding holidays) at a rate of USD $100 per hour. Additionally, AID agrees to use commercially reasonable efforts to provide, on-site technical support at a rate of USD $100 per hour, plus expenses.

AID agrees to provide DISTRIBUTOR with one English version of the Operation and Set-up Manual for the PRODUCT (the "Manual"), and DISTRIBUTOR agrees to provide for and exercise the same intellectual property protection that AID does for its publications and shall not remove any copyright, trademark or patent notices affixed to the Manual by AID.

Confidential Information

Each party hereby acknowledges that it may receive confidential information of the other party including without limitation, software, computer programs, correspondence, copies of invoices, lists of customers, specifications, flow charts, marketing plans, financial information, business plans and procedures, the terms of this Agreement, employee information, and other sensitive information relating the other party's business under this Agreement or otherwise (hereinafter referred to as "Confidential Information"). Confidential Information does not include (I) information independently developed by the recipient without reference to the other party's Confidential Information; (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was rightfully in possession of such information and had no obligation to refrain from disclosing it.

With respect to the other party's Confidential Information, and except as expressly authorized herein or as required by law, the recipient hereby agrees that during the term hereof, and at all times thereafter, it shall not use, commercialize or disclose such Confidential Information to any person or entity, except to its own employees having a "need to know" and to such other recipients as the other party may approve in writing. In no event shall either party attempt to decompile, disassemble or reverse engineer the other party's Confidential Information and any information discovered thereby shall also be treated as Confidential Information belonging exclusively to the other party. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own Confidential Information, but in no event shall less than reasonable diligence and care be exercised. Upon termination of this Agreement, each party agrees to return to the other party, all originals and copies of such Confidential Information of the other in their possession.

Acceptance of Orders

AID MAY UPON FIFTEEN (15) DAYS notice and in good faith, decline to accept any order placed by DISTRIBUTOR. Additionally, AID expressly reserves the right to discontinue the production, development, sale or licensing of some, any or all the PRODUCTS, and, in its sole discretion, to allocate some, any or all its' PRODUCTS during periods of shortages.

The DISTRIBUTOR anticipates that it may incur certain extraordinary expenses involved with its efforts to introduce AID and the PRODUCTS in the TERRITORY. In recognition of this, AID hereby agrees that, for the duration of this Agreement it will not directly or indirectly solicit, or offer the PRODUCTS to any Purchaser that DISTRIBUTOR sold any PRODUCTS to; Purchaser, for purposes of this Subsection 4.2, shall be limited in definition to include only the division and/or business group of the entity to which DISTRIBUTOR sold PRODUCTS.

It is expressly understood and agreed that in its performance hereunder, the DISTRIBUTOR shall act independently of AID, and, with the limited exception of the license to subcontract certain of the PRODUCTS under the Sales Agreement, shall not have the power to bind AID in any manner, nor enter into any contract by or on behalf of AID. The DISTRIBUTOR covenants and agrees not to hold itself out as, or represent it to be an agent or employee of AID.

5.	Representations and Warranties

Representations and Warranties of AID

AID warrants that it has clear title to the PRODUCTS.

AID warrants that any hardware, as provided with the PRODUCTS, complies with industry standards.

All AID rates and fees are exclusive of any applicable sales, uses, value-added, or other federal, state or local taxes, or any import duties or tariffs imposed on the subject matter or transactions under this Agreement, and DISTRIBUTOR shall be responsible for all such taxes, duties and tariffs, except that AID shall be responsible for any corporate franchise taxes imposed on AID by law and for any taxes based on its net income or gross receipts.

THE WARRANTIES AND LIMITATIONS SET FORTH IN THIS SUBSECTION 5.1 CONSTITUTES THE ONLY WARRANTIES OF AID WITH RESPECT TO ANY OF THE PRODUCTS, THE SOFTWARE OR THEIR SUPPORT. SUCH WARRANTIES ARE IN LIEU OF, AND AID HEREBY DISCLAIMS, ALL OTHER WARRANTIES, STATUTORY OR OTHERWISE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, UNDER NO CIRCUMSTANCES SHALL AID BE LIABLE FOR ANY SPECIAL, INCIDENTIAL, INDIRECT, STATUTORY, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OF ANY KIND WHATSOEVER, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE BREACH HEREOF, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, EVEN IF AID KNOW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THE AGREEMENT IS DETERMINED TO HAVE FAILED ITS ESSENTIAL PURPOSE.

Representations and Warranties of DISTRIBUTOR

The DISTRIBUTOR represents and warrants that it is a Victoria corporation, in good standing with that Country and has the necessary governmental approvals to conduct business in the TERRITORY.

The DISTRIBUTOR represents and warrants that it is not in violation of any order, judgment, injunction, award or decree binding upon it which violation, individually or in the aggregate, would have a material adverse effect to any of the terms and conditions of this Agreement. The DISTRIBUTOR also represents and warrants that it has to the best of its ability to date, and from hence forth shall comply, and will continue to comply in all material respects with all international, federal, state and local and/or foreign laws, ordinances, rules, regulations and orders (collectively, the "Laws") applicable to the conduct of its business or the ownership of its assets and properties, both in the United States and in all of the sovereign nations and territories of the TERRITORY, if any. DISTRIBUTOR further represents and warrants that there are no outstanding citations, fines or penalties that have been imposed or asserted against DISTRIBUTOR for any violation or alleged violation of the above referenced Laws.

DISTRIBUTOR represents and warrants that it is (and since the date of its formation has been) and shall continue to be in compliance with and current in the payment of all required international, federal, state, county, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes and import and export duties, whether or not measured in whole or in part by net income and all deficiencies, or other additions to tax, interest and penalties (hereinafter, "Taxes" or, individually, a "Tax"). DISTRIBUTOR does not know of any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, asserted or threatened to be asserted against DISTRIBUTOR by any taxing authority. Except as provided for in Subsection 5.1.3 DISTRIBUTOR represents and warrants that it alone shall be responsible for all such Taxes associated with this Agreement.

DISTRIBUTOR represents and warrants that it currently has in full force and effect, will continue to have in full force and effect and shall obtain when necessary all licenses, permits, franchises, orders or approvals of any governmental entity that are required for the operation of DISTRIBUTOR'S business and/or the use, sale and/or licensing of the PRODUCTS as contemplated by this Agreement, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the terms and conditions hereof. All personnel of DISTRIBUTOR also have material licenses, permits, franchises, orders or approvals of any governmental entity and from any professional organization that are required for the operation of DISTRIBUTOR'S business and/or the use, sale and/or licensing of the PRODUCTS as contemplated by this Agreement, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the terms and conditions hereof (collectively, with the items in the previous sentence, "Permits"). Any violation based on the absence or deficiency of a Permit, including any required by the Bureau of Export Administration ("BXA") in the U.S. Department of Commerce, for any of the PRODUCTS shall be the sole responsibility of the DISTRIBUTOR.



Further, and not in preclusion of any other subsection under this Subsection 5.2 or elsewhere, DISTRIBUTOR represents and warrants that it will, at its own expense, comply with all applicable United States and foreign laws and regulations applicable to DISTRIBUTOR in the exercise of its rights and obligations under this Agreement. More specifically, DISTRIBUTOR shall comply fully with any and all governmental laws, statutes, ordinances, administrative orders, rules or regulations having any and all relation to its duties under this Agreement, and shall procure all licenses and pay all fees and other charges required thereby. DISTRIBUTOR shall not, nor shall DISTRISBUTOR authorize or permit its employees, agents, or otherwise to, export or re-export any of the PRODUCTS, any of AID Confidential Information or any of AID proprietary property in any form, in whole or in part, to any country specified as a prohibited destination in applicable international, federal, state and local laws, regulations and ordinances, including the Regulations of the U.S. Department of Commerce (including, but not limited to, the rules and regulations governing exports of encryption technology in software as administered by the BXA in the U.S. Department of Commerce under the Export Administration Regulations and/or the U.S. State Department, without first obtaining any requisite U.S. government approvals by application made through AID. This Subsection 5.2.5 shall remain in effect beyond the termination or expiration of this Agreement and shall apply to DISTRIBUTOR'S successors and assigns, if any. Any violation by DISTRIBUTOR of any governmental export, import or any of the Laws will be considered a material breach of this Agreement.

Indemnifications

By AID

AID will indemnify, defend and hold harmless DISTRIBUTOR from all costs and expenses (including reasonable attorneys' fees and court costs) arising from a third party claim against DISTRIBUTOR based on an actual:

Material breach of AID'S representations and warranties:

Acts or omissions constituting gross negligence or willful misconduct, committed by AID.

Failure by AID to comply with applicable governmental laws and regulations; or

Subject to Subsection 5.1.4, infringement by AID of any United States patent, United States copyright, United States trademark, United States trade secret or other United States intellectual property right.

This Section 6.1 shall not apply to claims arising as a result of DISTRIBUTOR'S improper use, sale or sublicensing of AID PRODUCTS.

By DISTRIBUTOR

DISTRIBUTOR will indemnify, defend and hold harmless AID from all costs and expenses (including reasonable attorney's fees and court costs) arising from a third party claim against AID based on an actual or alleged:

Failure by DISTRIBUTOR to perform its obligations under the Agreement, unless such failure is a direct result of an action by AID;

Breach of DISTRIBUTOR'S representations and warranties;

Act or omission constituting gross negligence or willful misconduct, committed by DISTRIBUTOR;

Failure by DISTRIBUTOR to comply with any and all applicable governmental laws and regulations;

Infringement by DISTRIBUTOR (or any property or data provided by DISTRIBUTOR with the PRODUCTS) of any patent, copyright, trademark, trade secret or other intellectual property right of a third party or parties; OR

Infringement by AID of any patent, copyright, trademark, trade secret or other intellectual property right of a third party or parties due to the misuse and/or improper sale or licensing of any of the PRODUCTS.


6.3	If a claim covered under this Section 6 appears likely or is made, the party against whom the claim is made will promptly provide the other party with Notice of such claim.

Term of Agreement and Notice of Breach

Term of Agreement

This initial term of this Agreement shall be for twelve (12) months, and such term will automatically renew for additional twelve (12) month periods unless one party gives Notice to the other of its intention not to renew sixty (60) days before the expiration of the initial term or any renewal term.

In the event of a breach of the Agreement, the non-breaching party may terminate this Agreement by written Notice, such termination to take affect not less than fifteen (15) days from the date of Notice unless the breaching party cures the breach to the reasonable satisfaction of the non-breaching party.

This Agreement may be terminated at any time, with or without cause, by either party hereto, by written Notice given to the other party not less than sixty (60) days prior to the effective date of such termination.

Non-Compete

The DISTRIBUTOR agrees that during the period of this Agreement, and for a period of two (2) years after the termination hereof, the DISTRIBUTOR will not, directly or indirectly, market, promote, promulgate, transmit, accept orders for, license or otherwise sell products, services, equipment, software licenses or otherwise manufactured and/or provided by any other third party that may be competitive with the PRODUCTS or any commercial offering of AID.

Non-Solicitation

Except as provided under the Agreement, party shall not directly or indirectly solicit or offer employment to, or directly or indirectly accept services, by an employee or contractor of the other party, during the term of the Agreement and for one (1) year thereafter, without the prior written consent of the other party. For purposes of the Agreement, use of general employment advertising and independent employment agencies, if not directed at one or more of the other party's employees, shall not constitute solicitation.

Miscellaneous

Notices

Except as separately provided for or required herein, any notice or other communication required or permitted hereunder ("Notice") shall be in writing and shall be delivered personally, telegraphed, telexed, and sent by facsimile transmission with confirmation retained or sent by certified, registered or express mail, postage prepaid. Any such Notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission with confirmation retained or, if mailed, three days after the date of deposit with the United States Postal Service, as follows:

	If to AID to:

	Attention:  Barry Bennett, President & CEO
Address: 6143 - 4 Street SE, Suite 14
Calgary, Alberta, Canada   T2H 2H9
Tel: (403) 264-6300 / Fax: (403) 263-2005
Email: barryb@advancedidcorp.com

If to a DISTRIBUTOR:

Attention:  Mr. Anthony Hurley
Address:    136 Victoria Avenue
	    Albert Park, Victoria, Australia  3206
	    Tel. 61 3 9645 7051
	    Fax 61 3 9645 7086
				    Email: ahurley@polymerdirect.com.au

Entire Agreement

This Agreement (including the Appendices), any Purchase Orders executed in connection hereto and any collateral agreements executed in connection with the consummation of the transaction contemplated herein, contain the entire agreement among the parties with respect to subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

Waivers and Amendments:  Non-Contractual Remedies; Preservation of
Remedies

This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity except where this Agreement expressly provides otherwise.

Force Majeure

A party shall be relieved from an obligation (other than the obligation to make payments or an obligation relating to proprietary rights or confidentiality) while a cause, outside of its reasonable control, and that it cannot reasonably circumvent, prevents the performance of such obligation.

Governing Law

This Agreement shall be governed and construed in accordance with the laws of the state of South Dakota in the United States, exclusive of its choice of law rules.

Binding Effect:  Assignment

This Agreement shall be binding upon and inure to the benefit of the parties of their respective successors to rights and assets, as well as any legal representatives. This Agreement is not assignable except (i) for DISTRIBUTOR, with prior written consent of AID, such consent not to be unreasonably withheld; (ii) by operation of law; (iii) by AID to any of its affiliates; or (iv) in connection with the merger, consolidation or sale of all or substantially all of its business or assets of AID.

Counterparts

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Appendices and Exhibits

The Appendices, Exhibits and any future Purchase Orders executed in connection herewith are a part of this Agreement as if fully set herein. All references herein to Sections, subsections, clauses, Appendices, Exhibits and/or Purchase Orders shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.



Headings and Severability

The headings of this Agreement are for reference only, and shall not affect the interpretation of this Agreement. If any provision of the Agreement is held to be unenforceable, all remaining provisions shall remain in full force and effect.

Media Release and Public Disclosure

AID and DISTRIBUTOR agree that any public disclosure of the existence of this Agreement and the subsequent product launches and major media events will be made by mutual consent in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

ADVANCED ID CORPORATION                   TRACE AUSTRALIA PTY LTD.

/s/Barry Bennett		/s/Anthony Hurley

Name: Barry Bennett		Name: Anthony Hurley
Title: President & CEO		Title: Director
Address: 6143 - 4 Street SE, Suite 14		Address: 136 Victoria Avenue
Calgary, Alberta, Canada		Albert Park, Victoria,
Australia
T2H 2H9		3206
Telephone: (403) 264-6300		Telephone: 61 3 9645 7051
Fax: (403) 263-2055		Fax: 61 3 9645 7086



Appendix A


Software Sublicense and Product Sales Agreement


This Agreement is entered into by and between Trace Australia Pty Ltd. (Distributor) (a Victoria corporation) having a principal address of 136 Victoria Avenue, Albert Park, Victoria, 3206, Australia and
__________________________________(Customer).  Customer and Distributor
agree to the following terms and conditions:

License Grant: Distributor hereby grants to Customer a perpetual, non-transferable, non-exclusive sublicense to use the computer program and user documentation listed in Exhibit A (the "Software"). Customer may use the Software for the limited number of concurrent users, staff members and servers for which it has paid the license fee set forth in Exhibit A. If Customer needs additional copies or expended use of the Software, Distributor will provide such at its published rate. Neither Customer, nor any employee, agent, partner, subsidiary or parent of Customer, may decompile, disassemble or reverse engineer the Software.

Products: Distributor will provide to Customer the products and services listed in the Order Form (attached as Exhibit B) in such quantities and types stated in Exhibit B (the "Products").

Deliverables: Distributor will provide Customer with one copy of the Software and its user guide. Customer may not copy the Software or user guide except to make one copy of the Software for backup purpose only. Distributor will provide Customer with the number and types of Products set forth in the Order Form.

Confidentiality:

Acknowledgment of Trade Secrets. Customer acknowledges that the Software and Products contain valuable trade secrets and confidential information owned by Advanced ID Corporation (AID), a U.S Corporation, having a principal address at 6143 - 4 Street SE, Suite 14, Calgary, Alberta, Canada, T2H 2H9 (the "Licensor"), including but not limited to the development status of the Software and Products, the functionality of the Software and Products, the appearance, content and flow of the Software's screens, the method and pattern of user interaction with the Software and Products, the content of the Software's Products' documentation, the Products' external and internal designs and schematics, and appearance and content of the Products.

Restrictions. Customer agrees that Customer and its employees shall not, directly or indirectly (i) sell, lease, assign, sublicense or otherwise transfer; (ii) duplicate, reproduce or copy; (iii) disclose, divulge or otherwise make available to any third party; (iv) use except as authorized by this Agreement; or (v) decompile, disassemble, reverse engineer or otherwise analyze for any purposes the Software and/or Products, including all trade secrets, copyrights, patents and other confidential information therein. Customer shall take all reasonable precautions to prevent inadvertent disclosure of the Software, including all trade secrets, copyrights, patents and other confidential information therein.

No Disclosure to Third Parties. Without in any way limiting Subsection 4.2, Customer specifically acknowledges and agrees that it shall not permit any third party, nor any employee, representative or agent thereof, that develops, markets or licenses computer programs with functionality similar to the functionality of the Software and Products to have access to the Software and Products or to any trade secrets, copyrights, patents and other confidential information therein.

Equitable Remedy. Because of the unique nature of the information under this Section 4, the Parties understand and agree that Licensor will suffer irreparable harm in the event that Customer breaches its obligations under this Section 4 in that monetary damage will not be adequate to compensate Licensor for such a breach. Accordingly, Customer agrees that Licensor and or Distributor will, in addition to any other remedies available to it at law or equity, be entitled to injunctive relief to enforce the terms of this Section 4 without bond, other security, or proof of damages.

Title. Distributor has granted Customer a sublicense to use the Software. Licensor retains ownership of all copyright, trade secret, patent, trademark and other proprietary rights in and to the Software and Products. If Customer is ever held or deemed to be the owner of any copyright, trade secret, patent, trademark or other proprietary rights in the Software or Products, then Customer hereby irrevocably assigns to Licensor all such rights, title and interest and agrees to execute all documents necessary to implement and confirm the letter and intent of this Section 5.

Warranty. Distributor warrants that it has the right to sublicense the Software and that is has clear title to the Products. NEITHER LICENSOR NOR RESELLER MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR EITHER THE SOFTWARE OR PRODUCTS.

General Provisions.

Customer may not assign its rights or obligations under this Agreement without the Licensor's written permission. If this Agreement is assigned, it is binding upon the successors and assigns.

Licensor or Distributor will be liable for special, indirect, incidental or consequential damages under either a contract or tort theory. Also, Customer may not bring a claim or cause of action relating to the Software, Products or this Agreement once one (1) year has passed since the claim or cause of action arose. Lastly, under no circumstances shall Distributor's or Licensor's liability exceed the amount of the initial fee paid by Customer for the Software and Products under this Agreement.

This Agreement is governed by the laws of the State of South Dakota in the United States.

If either Reseller or Customer defaults on any obligation in this Agreement and does not cure the default within sixty (60) days after receiving written notice from the other, the party not in default may terminate this Agreement. In the event of termination by reason of Customer's default, Customer will return all copies of the Software to Distributor or the Licensor and erase any copies on Customer's machines.

Trace Australia Pty Ltd.					Customer

X /s/
__________________________________
	X__________________________________

Name: _______________________________
	Name_______________________________

Title_________________________________
	Title________________________________

Address______________________________
	Address_____________________________

_____________________________________
	____________________________________

Date_________________________________
	Date________________________________


Exhibit A

Software Licenses


Computer Programs:

______________Software Program _______License(s) at $_______ per
license.        Total $____________


User Documentation:								No
Charge.






Total Amount Due for Software:
	$_____________


Exhibit B

Products and Services Order Form



Appendix B

Non-Disclosure Agreement

THIS MUTUAL NON-DISCLOSURE AGREEMENT (The "Agreement") is made as of ___________, 2003 (the "Effective Date") by and between Distributor, a corporation organized under the laws of the State of Victoria in the Country of Australia, (the "Company"), and Advanced ID Corporation, with principal offices at Calgary, Alberta in the Country of Canada (the "Benefactor").

STATEMENT OF PURPOSE. This Agreement is being executed in connection with discussions and other exchanges of information that representatives of the Company and the Participant have had or will have for the purpose of evaluating the possibility of entering into a business relationship and/or certain business transactions, for the protection of any and all of the Benefactor's proprietary and/or Confidential Information (as defined) and for such other purposes as the parties may collectively agree upon in writing (the "Purpose"). This Agreement is intended to allow both the Company and the Participant to have open discussions while affording protection against disclosure or unauthorized use of their Confidential Information or any and all of the Benefactor's proprietary and/or Confidential Information (as defined).

CONFIDENTIAL INFORMATION. The Company and the Participant understand and agree that during the term of this Agreement they may be furnished with or otherwise have access to non-public information that the other party or the Benefactor consider to be of a confidential, proprietary, or trade secret nature, including but not limited to the Benefactor's RFID-related technologies, systems, and processes, as well as other financial, business, and technical information, equipment specifications, locations and use, network configurations, marketing, engineering and other plans, financial statements and projections, customer, vendor and supplier information, research, designs, plans, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, source code, software, disks, diskettes, tapes, compilations, methods, techniques, processes, procedures, discoveries, ideas, concepts and know-how of the Benefactor, the Company or the Participant, whether in tangible or intangible form, and whether stored or not stored, compiled or memorized physically, electronically, graphically, photographically, or in writing (collectively, the "Confidential Information"). Both the company and the Participant agree to secure and protect the Confidential Information of the Benefactor and the other party in strictest confidence in a manner consistent with the maintenance of the Benefactor's and/or the other party's rights therein, using as great a degree of care, if not more as it uses to maintain the confidentiality of its own confidential information of a similar nature or importance, but in no event using less than diligent care. Neither the Company, nor the Participant shall sell, transfer, publish, disclose, or otherwise use or make available any portion of the Confidential Information of the Benefactor or of the other party to third parties, except to those of its directors, officers, employees, or attorneys who clearly have a need-to-know the same, in furtherance of the specific purposes of this Agreement and as expressly authorized in this Agreement. All such disclosures shall be subject to all of the terms and conditions of this Agreement, and the party making such disclosure to such directors, officers, employees and/or attorneys shall be fully responsible for ensuring the compliance of all such parties with the terms and conditions of this Agreement. No license under any patent, trademark, copyright or any other worldwide intellectual property or proprietary rights laws is either granted or implied by the disclosure or provision of any Confidential Information covered hereby, including any and all of the information covered hereby, including any and all of the Benefactor's proprietary and/or Confidential Information. Nothing in this Agreement shall be deemed to obligate the Company or the Participant to disclose any Confidential Information to the other, or to accept any Confidential Information from the other, be it the Benefactor's or theirs. In addition, nothing in this Agreement shall be deemed to commit or bind the Benefactor, the Company or the Participant to enter into any other contractual or other relationship, or to purchase any goods or services of any of the aforementioned parties.

NON-CONFIDENTIAL INFORMATION. Notwithstanding Section 2, Confidential Information of any of the concerned parties shall not include information which: (a) is, as of the time of its disclosure or thereafter becomes part of the public domain through a source other than the receiving party, without violation of this Agreement; (b) can be demonstrated to be (x) rightfully known to the receiving party as of the time of its disclosure, or (y) independently developed by the receiving party; (c) is lawfully learned by the receiving party without restriction from a third party who obtained the Confidential Information other than as a result of a breach of any confidentiality obligation; or (d) is required to be disclosed pursuant to a duly authorized subpeona, court order, or government authority, in which event the party subject to same shall provide prompt written notice to the other party prior to such disclosure, so that such party may seek a protective order or other appropriate remedy.

OWNERSHIP. The receiving party agrees that all Confidential Information of the Benefactor and the disclosing party which comes to the receiving party's custody or possession, is and at all times shall be the exclusive property of the Benefactor in the case of its Confidential Information, and the disclosing party in the case of its Confidential Information, to be used by the receiving party only for the specific purposes expressly authorized by this Agreement. Upon the termination or expiration of this Agreement, or at the request of the Benefactor or the disclosing party at any time, the receiving party shall promptly destroy all of its copies of such Confidential Information or return the same to the Benefactor or the disclosing party (in accordance with the Benefactor's or the disclosing party's instructions, whichever one may ask), and shall, within thirty (30) days of such termination, expiration or receiving such a request, certify in writing its compliance with the terms of this provision. After such destruction or delivery, the receiving party shall not retain any copies thereof, except as may be allowed under separate agreement or as lawfully retained. No disclosure of Confidential Information shall constitute any representation or warranty regarding the Confidential Information; all Confidential Information is provided "AS IS" with all faults and the Benefactor shall have any liability for the other party's reliance thereon.

MISCELLANEOUS. This Agreement constitutes the entire agreement between the Company and the Participant concerning the subject matter hereof and supersedes any prior or contemporaneous agreements concerning the subject matter hereof. The term of this Agreement shall be for a period of two (2) years unless terminated upon written notice by the affected party to another. The confidentiality obligations for Confidential Information of trade secret nature shall survive the termination or expiration of this Agreement for as long as such Confidential Information remains a trade secret, including as it pertains to the trade secrets and proprietary information of Benefactor. The confidentiality obligations for all non trade secret Confidential Information shall continue for a period of five (5) years following termination or expiration of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any invalid or unenforceable provision shall be deemed to be amended to the minimum extent necessary to render it enforceable under applicable law while retaining to the maximum extent possible the intent and economic benefit of the original provision consistent with applicable law. No delay or omission by a party in exercising any right under this Agreement will operate as a waiver of that or any other right. This Agreement is governed by and will be construed in accordance with the laws of the State of South Dakota in the United States of America without regard to conflicts of its principles. The Company and the Participant hereby expressly submit to the jurisdiction and venue of the appropriate federal or state courts in the State of South Dakota in the United States of America, however, the Company and the Participant agree that any controversy or claim arising out of or relating to this Agreement may be brought before a court or tribunal of competent jurisdiction in any Nation, Country, State, Commonwealth or other locality as be required to enforce their rights or as may be required to enforce the rights of the Benefactor, and that the Benefactor shall have the standing in such court or tribunal to enforce any and all of its rights with concern to any and all of the its proprietary and/or Confidential Information, including the pursuit of injunctive contractors and shall not be deemed to be an agent, partner, joint venture, or franchisor-franchisee with the other or with the Benefactor for any purpose. The Company and the Participant acknowledge that their breach of this Agreement may cause irreparable injury to the Benefactor or to the other party and that the Benefactor and/or the other party may seek and obtain injunctive and other equitable relief in a court or tribunal of competent jurisdiction against such breach. No amendment or modification of this Agreement shall be valid or binding on the Company or the Participant unless made in a mutually executed writing, and no amendment or modification of this Agreement shall be valid or binding on the Benefactor unless executed thereby. All affected parties shall not disclose, publicize or advertise in any manner the discussions or negotiations contemplated by this Agreement without the prior written consent of the affected, except as may be required by law. All notices under this Agreement shall be in writing and sent to the address listed herein (or to such different address as may be designated by a party by written notice to the other party), and shall be deemed to have been delivered (a) on the date personally delivered, (b) on the date mailed, postage prepaid by certified mail with return receipt requested or by an internationally-recognized express courier, or (c) when sent via facsimile and confirmed to the parties' addresses set forth herein. Any notice to Benefactor shall be sent to the attention of the President. This Agreement may be executed in multiple counterparts, all of which taken together shall constitute a single instrument. This Agreement may be delivered by facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date and agree to be legally bound by all terms and conditions herein, including all those benefiting the Benefactor.

TRACE AUSTRALIA PTY LTD.		ADVANCED ID CORPORATION

X /s/Anthony Hurley                       /s/Barry Bennett
By: Anthony Hurley				By: Barry Bennett

Title: Director					Title: President & CEO

Address: Albert Park,                  Address:  Calgary
Victoria, Australia	                         Alberta, Canada

Date:  01/09/2004       	            Date: Jan. 19, 2004


Appendix C

Territory and Exclusivity


Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement between AID and DISTRIBUTOR.

Except as otherwise provided for herein, AID hereby grants, on an exclusive basis, a specific country identified below as the GEOGRAPHIC TERRITORY, the following TERRITORY to DISTRIBUTOR under this Agreement, provided, however that such exclusivity pertains ONLY to the sale and/or licensing of the PRODUCTS to the entities and specific uses identified below. AID acknowledges and agrees that it is the intention of both parties to preserve the exclusivity granted to DISTRIBUTOR.
AID agrees in good faith to use all reasonable efforts to preserve the exclusivity granted to DISTRIBUTOR.

GEOGRAPHIC TERRITORY:  The country of Australia.

The exclusivity granted above shall pertain to the following applications specifically for livestock and inanimate objects.

Tagging livestock for feeding, inventory control, shipping/receiving, and other related track and trace applications for raising, managing and processing livestock for use on farms or ranches.

Tagging livestock for inventory control, shipping/receiving, and other related track and trace applications for managing and processing livestock for use by meatpackers, feedlots and related food-processing firms.

Tagging inanimate objects for inventory control, shipping/receiving, and other related track and trace applications.

Any notations, clarifications, or changes to the above shall be designated on a mutually approved basis, shall be in writing and shall be signed by both parties.

Terms and Conditions for Exclusivity and Contract Periods

DISTRIBUTOR shall have the exclusivity with respect to the TERRITORY as set forth above based upon the following criteria (all figures in $USD):

Contract Period One: DISTRIBUTOR shall have the exclusivity from a date to be mutually agreed upon through _______________________ provided, however, that the DISTRIBUTOR:

Remits to AID a non-refundable fee of $____________________ within 30 days of signature to this agreement.

The fee of $____________________ is an advance on either/or purchase of PRODUCT that will be credited against the commitment of one million dollars in contract period one or for engineering services in support of PRODUCT changes/engineering work by AID for DISTRIBUTOR. Such work will be detailed in a separate mutually agreed "Statement of Work".


Contract Period Two: DISTRIBUTOR shall have exclusivity from ________________ through __________________ provided, however, that the
DISTRIBUTOR purchases and pays for the minimum purchased requirements of Section 2.1.2 of the Agreement.


Contract Period Three:  DISTRIBUTOR shall have exclusivity from
______________
_______________ through __________________ provided, however, that the
DISTRIBUTOR purchases and pays for the minimum purchased requirements of section 2.1.2 of the Agreement.